INLAND FIBER GROUP, LLC AND SUBSIDIARIES
(formerly U.S. Timberlands Klamath Falls, LLC)

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

             In connection with the Annual report of Inland Fiber Group, LLC (the “Company”) on Form 10-K for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Rudey, Chief Executive Officer of the general partner of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

             1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

             2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John M. Rudey

John M. Rudey
Chief Executive Officer
May 17, 2004

A signed original of the written statement required by section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Inland Fiber Group, LLC and will be retained by Inland Fiber Group LLC and furnished to the Securities and Exchange Commission or its staff upon request.